Exhibit 99.1

LUCID ANNOUNCES DELISTING OF WARRANTS

NEWARK, CA — October 12, 2021 — Lucid Group, Inc. (the “Company”), which is setting new standards with its advanced luxury EVs, today announced that all of its public warrants (the “Public Warrants”), which have been listed and traded on The Nasdaq Stock Market (“Nasdaq”) under the symbol “LCIDW,” will be delisted from Nasdaq effective before market opens on October 13, 2021.

The Company previously announced the redemption (the “Redemption”) of all Public Warrants that remained outstanding at 5:00 p.m. Eastern Time on October 8, 2021, for a redemption price of $0.01 per Public Warrant. As a result of the Redemption, Public Warrants that remained outstanding as of 5:00 p.m. Eastern Time on October 8, 2021 are void and no longer exercisable and their holders have no rights except to receive the redemption price of $0.01 per Public Warrant. In addition, on October 8, 2021, the Company announced that its warrants trading under the symbol “LCIDW” were intended to be delisted on October 28, 2021. After the effectiveness of the Redemption on October 8, 2021, the remaining outstanding warrants of the Company consist of approximately 44.4 million warrants privately placed to the sponsor of the Company’s predecessor, exercisable for approximately 44.4 million shares of the Company’s Class A common stock, which are currently only held by one warrant holder and are subject to restrictions on transfer.

On October 11, 2021, Nasdaq notified the Company that the Public Warrants continued to be traded, despite the Redemption. As a result, Nasdaq halted trading in the Public Warrants. Subsequently, the Company and Nasdaq agreed that the delisting of the Public Warrants should occur on October 13, 2021 because no Public Warrants remained outstanding following the Redemption. As a result, the Company’s Public Warrants will cease trading on Nasdaq on October 13, 2021.

On October 11, 2021, the Company confirmed to Nasdaq that following the redemption, no outstanding warrants trading under the symbol LCIDW remained. As a result, Nasdaq determined to cancel all trades that occurred after 5:00 pm Eastern Time on October 8, 2021 through the trading halt at 2:26 pm Eastern Time on October 11, 2021, and that the warrants trading under the symbol LCIDW will cease trading on Nasdaq on October 13, 2021.

About Lucid Group

Lucid’s mission is to inspire the adoption of sustainable energy by creating the most captivating electric vehicles, centered around the human experience. The company’s first car, Lucid Air, is a state-of-the-art luxury sedan with a California-inspired design underpinned by race-proven technology. Lucid Air features a luxurious full-size interior space in a mid-size exterior footprint. Customer deliveries of Lucid Air, which is produced at Lucid’s new factory in Casa Grande, Arizona, are planned to begin in late October.

Media Contact

media@lucidmotors.com

Trademarks

This communication contains trademarks, service marks, trade names and copyrights of Lucid Group, Inc. and its subsidiaries and other companies, which are the property of their respective owners.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict” or other similar expressions that predict or indicate future events or trends or that are not statements of historical facts. These forward-looking statements include, but are not limited to, statements regarding the Company’s expectations related to the start of production and deliveries of the Lucid Air and Lucid Gravity, the performance, range, and other features of the Lucid Air, construction and expansion of the Company’s AMP-1 manufacturing facility, and the promise of the Company’s technology. These statements are based on various assumptions, and actual events and circumstances may differ. Forward-looking statements are subject to a number of risks and uncertainties, including factors discussed in the Company’s Registration Statement on Form S-1, as amended, the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2020 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, in each case, under the heading “Risk Factors,” as well as other documents of the Company that are filed, or will be filed, with the Securities and Exchange Commission. If any of these risks materialize or the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this communication. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this communication.